EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Taitron Components Incorporated (the "Company") of our report dated March 9, 2006, appearing in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2005.

Irvine, California                                   /s/ HASKELL & WHITE LLP
June 6, 2006